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                                                                   Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the Effective Date (as hereinafter defined) by and among NEWCO, INC., a Florida corporation ("Purchaser"), and AMERICAN MARKETING CORPORATION OF SOUTH FLORIDA, a Florida corporation ("Seller"), and FIRST CAPITAL RESOURCES.com, INC., a Nevada corporation (the "Parent").

                                   RECITALS:

         WHEREAS, Seller owns and conducts a marketing business (the "Business") located at 1400 Military Trail, Delray Beach, Florida; and

         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, certain of the assets of the Business, including, but not limited to furniture, fixtures, equipment, leases, licenses, contracts, records, documents, customer lists, other proprietary and intellectual property, including without limitation, telephone numbers, trademarks, and trade names, leases and other contracts that may be owned jointly by Seller and South Equity Mortgage Corporation, and other property relating to the Business, all more specifically identified on Schedule "A" attached hereto; and

         WHEREAS, in connection with the Business, Seller has accrued various liabilities, including, but not limited to certain federal payroll tax liability of Seller, accounts payable to MCI WorldCom, payroll for American for the period ending June 30, 1999, and other trade payables specifically listed on Schedule "B" attached hereto (the "Liabilities");

         WHEREAS, in connection with the purchase of the Assets, Purchaser desires to assume the Liabilities of the Seller to a limited extent.

                             TERMS AND CONDITIONS:

         In consideration of the foregoing premises and the representations, warranties, covenants, and agreements contained herein, the parties, intending to be legally bound, agree as follows:

         1. Agreement to Purchase and Sell. Seller hereby agrees to sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser agrees to purchase and take, at the Closing (as such term is defined in Section 3 hereof), the assets and properties of the Business as more specifically described in Schedule "A" attached hereto and incorporated herein by reference, including, but not limited to furniture, fixtures, equipment, leases, licenses, contracts, records, documents, customer lists, other proprietary and intellectual property, and other property relating to the Business (the "Assets"), pursuant to the terms and conditions of this Agreement. In connection with the purchase and sale, Purchaser shall not assume any liabilities or obligations of Seller whatsoever.

         2.       Purchase Price.

                  2.1 Purchase Price. As consideration for the agreements and covenants of Seller hereunder, Purchaser agrees to pay the following:


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                           (a)      At the Closing, Purchaser shall cause to be
         issued to Seller 82,500 shares of the common stock of the Parent; and

                           (b) At the Closing, Purchaser shall pay the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) into escrow (the "Escrowed Funds") with Jeffrey Wasserman, Esquire (the "Escrow Agent").

                  2.2      Payment of Purchase Price.

                           (a) Delivery of Certificates. At the closing, Purchaser shall cause to be delivered to Seller a certificate representing the shares issued as the Purchase Price and issued in the name of Seller as the owner.

                           (b) Cash Payment to Escrow Agent. At the closing, Purchaser shall pay the amount stated in Section 2.1(b) hereof to the Escrow Agent in cash or other readily available funds.

                  2.3 Escrowed Funds. As soon as practicable after the closing of the transactions contemplated herein, the Escrow Agent shall break escrow and shall pay the Escrowed Funds in satisfaction of the Liabilities.

                  2.4 Allocation of Purchase Price. The parties agree that the Purchase Price shall be allocated among the Assets as set forth on Schedule "C" attached hereto and incorporated herein by reference. Seller and Purchaser each covenant to the other that it shall report such allocations as set forth on Schedule "C" on all federal income tax returns on which such allocations are required to be reported.

                  2.5 Ad Valorem Taxes. Any ad valorem tangible personal property taxes with respect to the Assets shall be prorated as of the Closing date based on the 1999 tax bills using the maximum discount set forth on such tax bills.

         3.       Closing.

                  3.1 Time and Place. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on or before the 30th day of June, 1999 (unless extended by mutual agreement of the parties) at the offices of the Purchaser, or at such other time and place as Purchaser and Seller may mutually agree.

                  3.2      Closing Documents.

                           (a) At or before the Closing, Seller shall tender to Purchaser the following duly executed documents (the "Seller's Documents"):

                                    (i)      a complete list of the Assets and
                  Liabilities acceptable to Purchaser and Purchaser's counsel;


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                                    (ii)     a Bill of Sale and Assignment (in
                  form reasonably satisfactory to counsel for Purchaser) to transfer title of the Assets from Seller to Purchaser;

                                    (iii)    one or more assignments as
                  required for the transfer of Seller's rights under any and all leases, licenses, or other contracts included in the Assets;

                                    (iv)     one or more assignments as
                  required for the transfer of the rights of South Equity Mortgage Corporation under any and all leases, licenses, or other contracts included in the Assets;

                                    (v)      a Registration Rights Agreement,
                  in form and substance as set forth in Exhibit "A" hereto;

                                    (vi)     An Employment Agreement between
                  Purchaser and Albert Gabriele, in form and substance as set forth in Exhibit "B" hereto;

                                    (vii)    An Agreement among Malcolm Gulden,
                  Edward Triefler, South Equity Mortgage Corp., Robert S. Geiger, Trustee, Parent, and Purchaser, in form and substance as set forth in Exhibit "C" hereto; and

                                    (viii)   A certificate executed by a duly
                  authorized officer of Seller regarding certain representations, warranties, and covenants made herein by Seller and such other certificates and documentation as Purchaser may reasonably request to effect the transactions contemplated herein.

                           (b) At or before the Closing, Purchaser shall tender to Seller the following duly executed documents (the "Purchaser's Documents"):

                                    (i)      Certificates representing the
                  shares of common stock in the Purchaser that constitute the Purchase Price, with the appropriate legends and endorsements;

                                    (ii)     The Registration Rights Agreement
                  between Purchaser and Seller;

                                    (iii)    The Employment Agreement between
                  Purchaser and Albert Gabriele;

                                    (iv)     The Agreement described in
                  Section 3.2(a)(vii) above; and

                                    (v)      Such other certificates and
                  documentation as Seller may reasonably request to effect the transactions contemplated herein.

                  3.3 Further Assurances. At and after the Closing, and without further consideration, Seller shall execute and deliver to Purchaser such further agreements, documents, and instruments as Purchaser may request that are reasonably necessary to fully transfer and assign to Purchaser any and all of the Assets and otherwise fully realize the benefit of the transaction contemplated herein, and for aiding, assisting, collecting, and reducing to possession any and all of the Assets and exercising all rights with respect to the Assets.


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                  3.4      Proration of Certain Expenses at Closing. The
parties agree that, to the extent applicable, all items traditionally prorated in transactions similar to those contemplated herein are to be adjusted and allowed for on the date of Closing, with Seller responsible for items on or before the date of Closing and Purchaser responsible for items after the date of Closing. To the extent of such property being transferred hereunder, personal and intangible property taxes and assessments are to be prorated on a basis of calendar year 1999, unless any tax or assessment for that year is unascertainable on the date of Closing, in which case that prospective tax or assessment is to be prorated based on the amount paid for calendar year 1998.

         4. Representations, Warranties and Covenants of Seller. Seller hereby represents, warrants, and covenants to Purchaser as follows:

                  4.1 Organization. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and is duly qualified to conduct its business and affairs in every jurisdiction where the nature of its operations and/or its ownership of property and assets requires such qualifications. Seller has full power and authority to own its properties and to conduct its business as presently conducted in all such jurisdictions.

                  4.2 Authority. Seller has all requisite power and authority to execute and deliver this Agreement and all other Seller's Documents and to perform its obligations hereunder and thereunder. The execution, delivery, and performance by Seller of this Agreement and the other Seller's Documents has been duly authorized by all necessary action, corporate and otherwise, and this Agreement has been duly executed and delivered and is, and the other Seller's Documents will be, when executed and delivered by Seller, the legal, valid, and binding obligations of Seller enforceable against it in accordance with their respective terms, except to the extent that the same may be limited by insolvency, bankruptcy, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, and such Seller's Documents are sufficient to transfer to and vest in Purchaser good and marketable title to the Assets, free and clear of all liabilities, obligations, liens, claims, security interests, charges, encumbrances, contingencies, equities, and other adverse claims of any kind.

                  4.3 Title. The Assets are owned solely by Seller, and Seller has, and is assigning and transferring to Purchaser as of the date of Closing, good and marketable title to the Assets, free and clear of any and all liabilities, obligations, liens, claims, security interests, charges, encumbrances, contingencies, equities and other adverse claims of any kind.

                  4.4 Condition of Assets. The Assets being transferred hereunder are in good working condition (normal wear and tear excepted). Seller hereby expressly disclaims all other warranties (express or implied) and makes no other warranties of any nature whatsoever regarding the Assets.

                  4.5 No Violation. The execution or delivery of this Agreement or any of the other Seller's Documents, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the transfer of the Assets to Purchaser, shall not conflict with, or result in the breach of, any term or provision of, or constitute a default under, or result in the creation of, any liability, obligation, lien, claim, security interest, charge, encumbrance, contingency, equity, or other


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adverse claim upon any or all of the Assets pursuant to, or give any third party the right to accelerate any obligation under, any article provision, bylaw, agreement, indenture, deed of trust, contract, instrument, order, law, or regulation to which Seller is a party or by which Seller or any of the Assets is in any way bound or obligated.

                  4.6 Governmental Consents. There are no consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority required on the part of Seller in connection with the transactions contemplated by this Agreement.

                  4.7 Litigation; Investigations. There are not currently any pending or, to the knowledge of the Seller, threatened claims, lawsuits, administrative proceedings or reviews, or investigations by any person or governmental authority, against Seller or against or relating to any of the Assets, or to which any of the Assets is subject. Seller is not subject to any currently existing judgment, finding, ruling, order, writ, injunction, or decree relating to any of the Assets or the Business or operations of Seller.

                  4.8 Tax Matters. All federal, state and local taxes (and all deficiencies, assessments, additions to tax, penalties, and interest) that have become due and payable by Seller, or which have accrued, or for which Seller would or will otherwise be liable, for any period on or before the date of Closing, or as to which a claim is known by Seller to have been threatened against it, have been paid.

                  4.9 Employee Benefits. Except as otherwise described on Schedule "D", there are no employee benefit agreements, plans or other arrangements, covering any employee, which are presently in effect or will have been in effect at any time prior to the Closing Date.

                  4.10 No Other Agreements. Seller has not entered into any agreement, commitment, or understanding with any other person with respect to the sale, transfer, lease, or other disposition of all or any portion of the Assets, except for sales, transfers, or leases in the ordinary course of Seller's Business and consistent with past practices.

                  4.11 Seller's Business in Compliance with Law. All operations of Seller conform to the requirements of all Federal, state and local laws, rules, regulations, orders, ordinances, and decrees (whether judicial, administrative, or otherwise) applicable to Seller's Business, and no claims have been made nor notices (constructive or actual) given, nor does Seller in good faith believe or have knowledge of facts which may reasonably indicate that any such claims may be made or investigations instituted, by any governmental regulatory agency whether Federal, state, or local, that such operations are not in conformity with any applicable law, rule, order, decree, or ordinance regulation.

                  4.12 Permits and Licenses. Seller shall deliver to Purchaser prior to the date of Closing a list of all licenses, permits, and other authorizations of governmental authorities used and required by Seller in the conduct of its Business with the Assets. Seller has not received notice, nor does it have any reason to believe, that revocation is being considered with respect to any such permit, license, or authorization. Seller shall transfer to Purchaser interests in and to all such permits, licenses, and authorizations as are transferable to Purchaser, and to Seller's knowledge the consummation of the transactions contemplated by this Agreement will not terminate or adversely affect any such licenses, permits or authorizations. Except for such licenses, permits, or authorizations, neither the conduct of


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Seller's Business nor the ownership or use of the Assets requires any license, permit, or other authorization, written or oral.

                  4.13 Financial Statements. Seller has provided Purchaser with Seller's relevant financial statements and information for the six (6) month period ending as of June 30, 1999, copies of which are set forth on Schedule "E" attached hereto and incorporated herein by reference (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance and consistent with past practices and procedures of Seller, and, notwithstanding the fact that such Financial Statements may contain certain estimates by Seller and may not necessarily be prepared in accordance with generally accepted accounting or audit principles, Seller represents and warrants that such estimates are based on actual, historical data of Seller and thus are not materially different from such actual, historical data, and that such Financial Statements fairly and accurately represent the financial condition and operations of the Business as of the dates thereof. From the date of the Financial Statements up to the date of Closing, there shall have been no material adverse changes in the operations or financial condition of the Business.

                  4.14 Undisclosed Liabilities. Seller neither has nor is subject to any liability or obligation, including without limitation any leases, either accrued, absolutely contingent, or otherwise, other than those appearing on the Financial Statements or otherwise provided to Purchaser in writing, to which Purchaser might be subjected subsequent to the consummation of the transactions contemplated by this Agreement, or that might result in the imposition of a lien on any of the Assets after the date of Closing.

                  4.15 Conveyance Not Fraudulent. Seller is not insolvent, and Seller is not engaged, nor is it about to engage, in a business or transaction for which the property remaining in its hands after the consummation of the transactions contemplated by this Agreement will be an unreasonably small amount of capital in relation to its obligations; Seller does not intend to incur, nor does it believe that it will incur, debts beyond its ability to pay them as they mature; and Seller is not making the transactions contemplated by this Agreement with intent to hinder, delay, or defraud either present or future creditors. The parties hereto recognize that, although the location of the Assets may not change, upon consummation of the transactions contemplated by this Agreement possession and control of the Assets will be transferred and delivered to Purchaser.

                  4.16 Material Information. All material facts known to Seller concerning Seller and the Business have been disclosed to Purchaser, and no representation or warranty made herein by Seller and no statement contained in any document, schedule, certificate, or other instrument furnished or to be furnished to Purchaser in connection with the transactions contemplated by this Agreement, contains or will at any time contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make any statement or fact contained therein not misleading.

                  4.17 Complete and Accurate as of Closing. All representatives and warranties of Seller herein shall be true and correct as of the date of Closing.

         No due diligence or other investigation or knowledge of Purchaser shall effect or mitigate any representations made under this Section 4 or any remedies available to Purchaser under this Agreement.


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         5.       Representations and Warranties of Purchaser. Purchaser
represents and warrants to Seller as follows:

                  5.1 Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.

                  5.2 Authority. Purchaser has all requisite power and authority to execute and deliver this Agreement and all other Purchaser's Documents and to perform its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement and the other Purchaser Documents have been duly authorized by all necessary action (corporate or otherwise) by Purchaser, and this Agreement has been duly executed and delivered and is, and each of the other Purchaser Documents will be, when executed and delivered by Purchaser, a legal, valid, and binding agreement of Purchaser, enforceable against Purchaser in accordance with its respective terms, except to the extent that the same may be limited by insolvency, bankruptcy, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  5.3 No Violation. Neither the execution nor the delivery of this Agreement or any of the other Purchaser's Documents, nor the consummation of the transactions contemplated hereby or thereby will conflict with, or result in the breach of any term or provision of, or constitute a default under, any charter provision, bylaw, agreement, indenture, deed of trust, instrument, order, law, or regulation to which Purchaser is a party or by which Purchaser or any of its assets or properties is in any way bound or obligated.

         6.       Representations and Warranties of Parent.

                  6.1 Organization. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

                  6.2 Authority. Parent has all requisite power and authority to perform its obligations hereunder. The performance of such obligations has been duly authorized by all necessary action (corporate or otherwise) by Parent, and any obligations incurred by Parent shall be enforceable against Parent in accordance with their respective terms, except to the extent that the same may be limited by insolvency, bankruptcy, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  6.3 No Violation. Neither the fulfillment by Parent of its obligations hereunder nor the consummation of the transactions contemplated hereby will conflict with, or result in the breach of any term or provision of, or constitute a default under, any charter provision, bylaw, agreement, indenture, deed of trust, instrument, order, law, or regulation to which Parent is a party or by which Parent or any of its assets or properties is in any way bound or obligated.

                  7. Further Agreements of the Parties. After the date of Closing, Seller shall, upon the reasonable request of Purchaser, take such actions, including the execution and delivery of documents, as may be necessary or convenient to accomplish the transactions contemplated by this Agreement; and, if Purchaser is required to defend or prosecute a claim by or against a third party with respect to the Assets or any of Purchaser's rights or obligations under this Agreement, cooperate in such defense


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or prosecution at Purchaser's request, and furnish such records, information, and testimony and attend such conferences, trials, and appeals as Purchaser may reasonably request.

         8. Conditions Precedent to Purchaser's Obligations. The following conditions shall have been fulfilled on or before the date of Closing as conditions precedent to Purchaser's obligation to consummate the transactions contemplated by this Agreement:

                  8.1 Continued Accuracy of Representations and Warranties. The statements, representations, and warranties of Seller contained in this Agreement and in any certificate or other Seller's Documents delivered by or on behalf of Seller pursuant to this Agreement shall continue to be materially true and correct through the date of Closing as if made on that date.

                  8.2 Fulfillment of Covenants. Seller shall have materially performed and satisfied every agreement and condition required by this Agreement to be performed or satisfied by it on or before the date of Closing.

                  8.3 Execution and Delivery of Documents. Every agreement, document, and other instrument identified in Section 3.2(a) of this Agreement, and every other agreement, document, or instrument necessary to accomplish the transactions contemplated by this Agreement and to be executed and delivered by Seller shall have been so executed and delivered; provided, however, that the list of Assets, prescribed for delivery by Section 3.2(a)(1) hereof, shall be deemed delivered if Purchaser prepares and provides a list of the Assets that is acceptable to Seller within its reasonable discretion.

                  8.4 No Adverse Changes. From the date hereof to the date of Closing there shall have been no material adverse changes in, or development or event that materially adversely affects or that may in the foreseeable future materially adversely affect, the Assets or the Business.

                  8.5 Pending Litigation. Neither Seller nor Purchaser shall be subject to any injunction against the consummation of the transactions contemplated by this Agreement, and there shall not be pending or have been threatened any litigation or proceeding by any person, to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or the ownership or operation of the Assets by Purchaser.

         9. Conditions Precedent to Seller's Obligations. The following conditions shall have been fulfilled on or before the date of Closing as conditions precedent to Seller's obligations to consummate the transactions contemplated by this Agreement:

                  9.1 Continued Accuracy of Representations and Warranties. The statements, representations, and warranties of Purchaser contained in this Agreement and in any certificate or other Purchaser's Documents delivered by or on behalf of Purchaser pursuant to this Agreement shall continue to be materially true and correct through the Closing as if made on that date.

                  9.2 Fulfillment of Covenants. Purchaser shall have materially performed and satisfied every agreement and condition required by this Agreement to be performed or satisfied by it on or before the Closing.



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                  9.3      Execution and Delivery of Documents. Every
agreement, document, and other instrument identified in Section 3.2(b) of this Agreement, and every other agreement, document, or instrument necessary to accomplish the transactions contemplated by this Agreement and to be executed and delivered by Purchaser shall have been so executed and delivered.

         10. Restrictive Covenants. The prohibitions of this Section 10 shall apply to all activities of Seller and the shareholders of Seller, whether as individuals acting on their own behalf, or as independent contractors, partners or joint venturers, consultants or as officers, directors, stockholders, agents, employees or salesmen for any person, firm, partnership, corporation or other entity; provided, however, that for purposes of this
Section 10, Edward Triefler shall not be considered a shareholder of Seller and shall not be restricted pursuant to the provisions of this Section 10.

                  10.1 Non-competition. During the five-year period immediately following the effective date of this Agreement, Seller and the shareholders of Seller agree that they shall not directly or indirectly enter into, engage in, be employed by, or consult with any marketing or telemarketing business or other activity in competition with Purchaser, or otherwise engage in the operation of a marketing or telemarketing business.

                  10.2 Non-solicitation. During the five-year period immediately following the effective date of this Agreement, Seller and the shareholders of Seller agree that they shall not, either directly or indirectly solicit or otherwise communicate with any customers or clients of Purchaser with the purpose of causing such persons to terminate their business or professional relationship with Purchaser, nor shall Seller solicit any contracts to which Purchaser is a party, or otherwise interfere with any professional or business relationships in which Purchaser is involved during such five-year period.

                  10.3 Extension. The period of time during which the prohibitions upon Seller specified in Sections 10.1 and 10.2 of this Agreement are in effect shall be extended by any length of time during which Seller is in breach of said Sections.

                  10.4 Enforcement. It is agreed by the parties hereto that if any portion of the restrictive covenants set forth in Sections 10.1 and 10.2 of this Agreement is held to be unreasonable, arbitrary, or against public policy, then each such covenant shall be considered divisible both as to time and geographical area, with each month of a specified period being deemed a separate period of time and each county within each state being deemed a separate geographical area, it being the intention of the parties that a lesser period of time or geographical area shall be enforced so long as the same is not unreasonable, arbitrary or against public policy. The parties to this Agreement agree that, in the event any court of competent jurisdiction determines that a specified time period or a specified geographical area is unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against Seller. The parties hereto agree that damages at law will be an insufficient remedy to Buyer in the event that the restrictive covenants of Sections 10.1 and 10.2 of this Agreement are violated and that, in addition to any remedies or rights that may be available to Buyer, Buyer also shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of this Section 10.


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         11.      Termination.

                  11.1 Events of Termination. This Agreement may be terminated, and the transactions contemplated by it abandoned as to all parties, as follows:

                           (a) at any time prior to Closing by written agreement between the parties;

                           (b) unilaterally by Purchaser if any condition set forth in Section 8 of this Agreement has not been satisfied on the date of Closing;

                           (c) unilaterally by Seller if any condition set forth in Section 9 of this Agreement has not been satisfied on the date of Closing.

                  11.2 Effect of Termination. Termination of this Agreement pursuant to Section 11.1 terminates all duties of the parties hereunder and, in and of itself, creates no liability between the parties. However, this Section
10.2 does not bar the liability of a party for a breach of its duties hereunder.

         12.      Indemnification.

                  12.1 Purchaser's Right to Indemnification. Seller hereby agrees to indemnify and hold Purchaser harmless from and against any and all liabilities, obligations, claims, contingencies, damages, costs, charges, payments, actions and expenses (including, without limitation, all court costs and reasonable attorneys' fees) that Purchaser may suffer or incur as a result of, arising from, or relating to, directly or indirectly, (i) the breach or inaccuracy of any of the representations, warranties, covenants, or agreements made by Seller herein or pursuant hereto, (ii) any lawsuit, claim, or proceeding of any nature relating to Seller or the Assets or Business, and arising out of any act or transaction occurring prior to the Closing or arising out of any facts or circumstances that existed at or prior to the Closing, and
(iii) any other liabilities or obligations not being expressly assumed by Purchaser pursuant to this Agreement. If Seller shall be obligated to indemnify Purchaser in accordance with the foregoing, Purchaser shall have all legal and equitable rights to enforce the provisions of this Section 12.

                  12.2 Seller's Right to Indemnification. Purchaser agrees to indemnify and hold Seller harmless from any and all liabilities, obligations, claims, contingencies, damages, costs, charges, payments, actions and expenses (including, without limitation, all court costs and reasonable attorneys' fees) that Seller may suffer or incur as a result of, arising from, or relating to, directly or indirectly, (i) the breach or inaccuracy of any of the representations, warranties, covenants, or agreements made by Purchaser herein or pursuant hereto, (ii) any lawsuit, claim, or proceeding of any nature relating to Purchaser or the Assets or Business, and arising out of any act or transaction occurring from and after the date of Closing or arising out of any facts or circumstances that arise or occur on or after the date of Closing, and
(iii) any liabilities or obligations being expressly assumed by Purchaser pursuant to this Agreement. If Purchaser shall be obligated to indemnify Seller in accordance with the foregoing, Seller shall have all legal and equitable rights to enforce the provisions of this Section 12.

                  12.3 Notice. The party seeking indemnification hereunder ("Indemnitee") shall, promptly after notice to it of any claim (notice to Indemnitee being the filing of any legal action, receipt in writing of any claim or statement of a potential, contingent or otherwise unasserted claim, or similar


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form of actual notice) as to which it asserts a right to indemnification, notify the party from whom indemnification is sought ("Indemnitor") of such claim. The failure of Indemnitee to give such notification shall not relieve Indemnitor from any liability that it may have pursuant to this Agreement unless the failure to give such notice within such time shall have been prejudicial to it, and in no event shall the failure to give such notification relieve the Indemnitor from any liability it may have other than pursuant to this Agreement.

                  12.4 Third-Party Claims. If any claim for indemnification by Indemnitee arises out of a claim for monetary damages by a person other than Indemnitee in which Indemnitor acknowledges its absolute liability to indemnify Indemnitee under this Section 12, Indemnitor may, by written notice to Indemnitee, undertake to conduct any proceedings or negotiations in connection therewith as necessary to defend Indemnitee and take all other steps or proceedings to settle or defeat any such claims or to employ counsel to contest any such claims; provided, however, that Indemnitor shall reasonably consider the advice of Indemnitee as to the defense of such claims, and Indemnitee shall have the right to participate, at its own expense, in such defense, but control of such litigation and settlement shall remain exclusively with Indemnitor. Indemnitee shall provide all reasonable cooperation in connection with any such defense by Indemnitor. Counsel and auditor fees, filing fees, and court costs in all proceedings, contests, or lawsuits with respect to any such claim or asserted liability shall be borne by Indemnitor. If any such claim is made hereunder and Indemnitor does not elect to undertake the defense thereof by written notice to Indemnitee, or does not acknowledge in such written notice its absolute liability to indemnify Indemnitee under this Section 12, Indemnitee shall be entitled to control such litigation and settlement and shall be entitled to indemnity with respect thereto pursuant to the terms of this Section 12, including, without limitation, reasonable attorneys' fees and costs. To the extent that Indemnitor undertakes the defense of such claim by written notice to Indemnitee and diligently pursues such defense at its expense, Indemnitee shall be entitled to indemnification hereunder only to the extent that such defense is unsuccessful as determined by a final judgment of a court of competent jurisdiction, or by written acknowledgment of the parties.

         13.      Miscellaneous.

                  13.1 Notices. Any notice or election required or permitted to be given or served by any party hereto upon any other party shall be in writing and shall be deemed to have been given or served when (i) personally delivered, or (ii) one (1) day after being deposited with Federal Express or another nationally recognized overnight delivery service for next day delivery, or (iii) three (3) days after being deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid, properly addressed to the appropriate address, or (iv) when sent by telecopier transmission before 5:00 p.m. of the time zone where the recipient is located and evidenced by a telecopier generated confirmation that the transmission was received, provided that such notice is followed by notice delivered in the manner described in (i), (ii) or (iii) above, such notices to be delivered as follows:

         To Purchaser:
                           ------------------------------------
                           ------------------------------------
                           ------------------------------------
                           ------------------------------------
         with copy to:     William Kalish, Esquire
                           Kalish & Ward, P.A.
                           101 East Kennedy Boulevard, Suite 4100
                           Tampa, Florida 33602
                           Fax:  (813) 222-8701

         To Seller:
                           ------------------------------------
                           ------------------------------------
                           ------------------------------------
                           ------------------------------------

         To Parent:         First Capital Resources.com, Inc.
                            1400 East Oakland Park Boulevard
                            Suite 100
                            Ft. Lauderdale, Florida 33334
                            Attention:  Spiro Lazarou, President

                  13.2 Waiver. No course of dealing or any delay or failure on the part of any party hereto in exercising any right, power, privilege or remedy hereunder or under any other instrument given in connection with or pursuant to this Agreement shall impair any such right, power, privilege or remedy or be construed as a waiver of any breach, default or acquiescence relating thereto. No single or partial exercise of any such right, power, privilege or remedy shall be construed as a waiver, or preclude the further exercise, of any such right, power, privilege or remedy or the exercise of any other right, power, privilege or remedy. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

                  13.3 Attorneys' Fees and Costs. In the event that attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party, whether at trial, on appeal, or in bankruptcy proceedings, shall be entitled to recover reasonable attorneys' fees and costs incurred therein, including paralegal costs.

                  13.4 Survival. The representations, warranties, covenants, and agreements made by the parties pursuant to this Agreement (including, without limitation, obligations for indemnification) shall survive the Closing for a period of three years.

                  13.5 Expenses. Except as otherwise stated herein, each of the parties hereto shall, whether or not the transactions contemplated hereby are consummated, bear its own attorneys', accountants', auditors', or other fees, costs, and expenses incurred in connection with the negotiation, execution, and performance of this Agreement or any of the transactions contemplated hereunder.

                  13.6 No Brokers. Each party to this Agreement represents to the other parties that it has not incurred and will not incur any liability for brokerage fees or agents' commissions in connection with this Agreement and the transactions contemplated hereby, and agrees that it will indemnify and hold harmless the other party against any claim for brokerage and finders' fees or agents' commissions in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

                  13.7 Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

                  13.8 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties.

                  13.9 Entire Agreement. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein and supersedes all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. This Agreement cannot be modified, amended, or terminated except in writing signed by the party against whom enforcement is sought.

                  13.10 Schedules and Exhibits. All schedules and exhibits to this Agreement are incorporated herein by reference and made a part hereof for all purposes. All references herein to this Agreement shall be deemed to include all schedules and exhibits hereto or contemplated hereby. The parties agree that, to the extent any schedules or exhibits specifically referenced or otherwise provided for or intended under this Agreement are not attached hereto at the time of execution and delivery by the parties, such schedules or exhibits shall be prepared and agreed to by the parties and shall be attached hereto in final form on or before the date of Closing.

                  13.11 Construction. Any ambiguity in this Agreement shall not be construed against the drafter but shall be construed in a neutral manner. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  13.12 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the substantive laws of the State of Florida, without giving effect to any conflict of laws rule or principle that might require the application of the laws of another jurisdiction.

                  13.13 Time. The Effective Date of this Agreement shall be the date the later of Purchaser or Seller executes this Agreement as evidenced by the date below their respective signatures. Time is hereby made of the essence of this Agreement and each and every provision hereof. Any reference herein to time periods of less than six (6) days shall in the computation thereof exclude Saturdays, Sundays and legal holidays, and any time period provided for herein which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 PM of the next full business day. In computing periods of time, the date of this Contract shall not be counted.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                    FC HOLDING CORPORATION



                                    By:
                                          -------------------------------------
                                    Its:
                                          -------------------------------------

                                          Date:
                                                  -----------------------------

                                                      "Purchaser"

                                    AMERICAN MARKETING CORPORATION OF
                                    SOUTH FLORIDA



                                    By:
                                          -------------------------------------
                                    Its:
                                          -------------------------------------

                                          Date:
                                                  -----------------------------

                                                      "Seller"

                                    FIRST CAPITAL RESOURCES.com, INC.



                                    By:
                                          -------------------------------------
                                          Spiro Lazarou, President

                                          Date:
                                                  -----------------------------

                                                      "Parent"

                                  SCHEDULE "A"

                                 List of Assets

1.       AMCAT Dialing Engine (Leased from Rockford Ind.)

2.       VGA Monitor for Engine

3.       Siemens 150 E Office Point Channel Bank (Leased from _________________)

4.       2 Network Hubs

5.       1 - 6' Lunch Table

6.       1 - 5'  Lunch Table

7.       1 - Kitchen Refrigerator

8.       1 - Microwave oven

9.       Assorted Dinning room utensils

10.      1 - Electric punch Time Clock

11.      1 - Computer Time Clock System

12.      50 - Office Chairs

13.      39 - Sound Absorbing TSR Booth w/37" desk tops all wired for Audio and Video and additional Telephone line

14.      18 - TSR Pentium 133 to 166 Computers w/monitors (Leased from Rockford Ind.)

15.      15 - Sherwood TSR Terminals w/monitors

16.      1 - Pentium II 233 Server w/monitor (Leased from Rockford Ind.)

17.      1 - 70" Executive Desk w/return

18.      1 - High back Executive Chair

19.      2 - Side Chairs

20.      1 - 60" Executive Desk w/return

21.      1 - Black cloth swivel chair

22.      1 - 60" Executive Desk

23.      1 - 50" Metal Supervisor Computer Desk

24.      1 - 48" Wood Computer Desk

25.      1 - Brother MFC Fax

26.      183 Calling Lists approximately value at cost $500.00 ea. = $91,500.00

                                  SCHEDULE "B"

                              List of Liabilities

Payroll Liabilities to 6/24/99:
-------------------------------

Advance                    American Marketing             $   203.00
Federal Unemployment       IRS                            $   631.68
Federal Withholding        IRS                            $ 4,606.92
Medicare Company           IRS                            $ 3,030.92
Medicare Employee          IRS                            $ 3,030.92
Social Security Company    IRS                            $ 7,408.92
Social Security Employee   IRS                            $ 6,608.92
                                                          ----------

Sub-total                                                 $25,521.28
                                                          ==========

Lists Paid for by MicroSmart:

Paramount List Co. (See Attachment)                       $ 6,369.54

Accrued Billed Expenses:

MCI WorldCom                                              $_________
Others (see Attachments)                                  $35,838.99

Leases:

To be attached                                            $_________

Accrued but Unbilled Expenses:

To be determined                                          $_________

                                  SCHEDULE "C"

                          Allocation of Purchase Price


                           [INTENTIONALLY LEFT BLANK]

                                  SCHEDULE "D"

                         List of Employee Benefit Plans


                  Humana Health Plan (HMO) Family Coverage:

                  Includes Dental and Prescription coverage

                  $15.00 coinsurance payment for physician office visits

                  $5.00 coinsurance payment for prescriptions

                  Cost to company:  $774.00 per month.

                                  SCHEDULE "E"

                              Financial Statements

                                  EXHIBIT "A"

                         Registration Rights Agreement

                                  EXHIBIT "B"

                              Employment Agreement

                                  EXHIBIT "C"

                                   Agreement